EXHIBIT 4.6


                           PARAGON TRADE BRANDS, INC.

                                STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT

                  THIS OPTION AGREEMENT (the "Agreement"), effective as of is made by and between Paragon Trade Brands Inc., a Delaware corporation (the "Company"), and _____________________________ (the "Optionee").

                  WHEREAS, the Company has adopted the Company's Stock Option Plan for Non-Employee Directors (the "Plan"), pursuant to which options may be granted to purchase shares of the Company's Common Stock;

                  WHEREAS, the Company desires to grant to the Optionee a Nonqualified Stock Option to purchase the number of shares of the Company's Common Stock provided for herein;

                  NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1.       GRANT OF OPTION.

         (a) The Company hereby grants to the Optionee an Option to purchase 3,000 shares of Common Stock (such shares, the "Option Shares") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option shall expire five (5) years from the Grant Date (the "Expiration Date"), unless earlier terminated pursuant to the terms and conditions of Section 2 hereof. This Option is not intended to be treated as an Incentive Stock Option.

         (b) INCORPORATION BY REFERENCE, ETC. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

2.       TERMS AND CONDITIONS.

         (a) PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of all or any portion of this Option shall be $________ per share.

         (b) EXPIRATION DATE. The Option shall expire on the fifth anniversary of the effective date of this Agreement (the "Expiration Date").

         (c) EXERCISABILITY AND VESTING OF OPTION. An Option shall be exercisable under the terms of this Agreement to the extent that the Option has vested pursuant to the provisions of this Section 2(c).

                  (i) Subject to the terms and conditions set forth in the Agreement and subject to the Optionee's continued service as a Director, the Option shall vest on the first anniversary of the effective date of this Agreement; provided, however, that, subject to the Optionees continued service as a Director, the Option shall be exercisable in full on the effective date of a Change in Control.

         (d) METHOD OF EXERCISE. This Option may be exercised only by written notice in the form attached hereto (or a successor form provided by the Committee) delivered in person or by mail in accordance with Section 3(a) hereof and accompanied by payment therefor. The purchase price of the shares of Common Stock shall be paid to the Company (i) in cash (by check, bank draft, money order or electronic transfer), (ii) if shares of Common stock registered under the Securities Act of 1933, by a "cashless exercise" procedure if and in the manner approved by the Committee, or (iii) by any other method approved by the Committee in writing. If requested by the Committee, the Optionee shall deliver this Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.

         (e) EXERCISE UPON DEATH OR TERMINATION OF SERVICE. In the event that the Optionee ceases to be a director of the Company, the Option held by the Optionee (to the extent then outstanding) shall terminate as follows:

                  (i) In the event of the termination of the Optionee as a Director for any reason other than resignation, removal for cause or death, then the Option shall be exercisable (but only to the extent exercisable by the Optionee immediately prior to ceasing to be a Director) for a period ending on the first to occur of the Expiration Date or one year after the date the Optionee ceases to be a Director.

                  (ii) In the event of the termination of the Optionee as a Director due to his death, the Option shall be 100% vested and shall be exercisable for a period ending on the first to occur of 90 days following his death or the Expiration Date, and shall thereafter terminate. In the event that the Optionee dies following his termination as director but when the Option is exercisable such Option shall remain exercisable until the shorter of one year following death or the Expiration Date.

                  (iii) In the event of the termination of the Optionee as a Director for "Cause" or in the event of the Optionee's resignation as a director, the Option (to the extent vested at the time of the Optionee's termination of service as a director) shall be exercisable for the shorter of 90 days following such termination of service, or the Expiration Date, and shall thereafter terminate.

                  (f) NONTRANSFERABILITY. This Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

                  (g) RIGHTS AS STOCKHOLDER. The Optionee shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Optionee the Option Shares, and (iii) the Optionee's name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

                  (h) WITHHOLDING TAXES. Prior to the delivery of a certificate or certificates representing the Option Shares, the Optionee must pay in the form of a certified check to the Company the amount determined by the Company that it is required to satisfy any withholding obligation under applicable federal, state or local tax laws, if any in respect of the exercise of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in the Plan.

3.       MISCELLANEOUS.

        (a) NOTICES. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee's address appearing on the books of the Company or to Optionee's residence or to such other address as may be designated in writing by the Optionee.

         (b) NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the service of the Company as a director or otherwise, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without cause.

         (c) BOUND BY PLAN. By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

         (d) SUCCESSORS. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

         (e) INVALID PROVISION. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

         (f) MODIFICATIONS. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

         (g) ENTIRE AGREEMENT. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

         (h) GOVERNING LAW. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Delaware without regard to any conflict of law provisions.

         (i) HEADINGS. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

         (j) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto effective as of May __, 2001.


                                   PARAGON TRADE BRANDS, INC.


                                   By:  /s/
                                        ---------------------------------------

                                   Title:
                                        ---------------------------------------



                                   OPTIONEE


                                   Signature: /s/
                                              ---------------------------------


                                   Printed Name:
                                                 ------------------------------


                                   Address:
                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                            NOTICE OF OPTION EXERCISE

            PURSUANT TO PARAGON TRADE BRANDS, INC. STOCK OPTION PLAN
            --------------------------------------------------------
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------


To exercise your option to purchase shares of Paragon Trade Brands, Inc. (the "Company") Common Stock ("Shares"), please fill out this form and return them to the Corporate Secretary of the Company, together with a certified check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are exercising your purchase option and the per share exercise price of $_______. You are not required to exercise your option with respect to all Shares thereunder. However, the minimum number of Shares with respect to which you may exercise your option is 100 Shares, or the total remaining number of Shares subject to your option, if less. You also must include a certified check in the amount of required income tax withholding due in connection with your exercise if any, unless the Committee administering the Plan specifically provides for this obligation to be satisfied in a different manner.


I hereby exercise my right to purchase ____ Shares under the stock option granted to me pursuant to the Nonqualified Stock Option Agreement between myself and the Company dated as of , 200 . I am vested in my stock option as to the Shares being purchased hereunder. Enclosed is one or more certified checks for the exercise price of $_______ and the required withholding of $_______. (Please contact the office of the Chief Financial Officer of the Company to determine the amount of required withholding.)


                              Signature:
                                         --------------------------------------


                              Printed Name:
                                            -----------------------------------


                              Social Security Number:
                                                      -------------------------


                              Date:
                                    -------------------------------------------